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                                                                    EXHIBIT 99.2

                         Report of Independent Auditors


Sole Member
Bison Valve, LLC and International Propane Products, LLC

We have audited the accompanying combined balance sheets of as of December 31, 1999 and 1998, of Bison Valve, LLC and International Propane Products, LLC, and the related combined statements of operations, changes in accumulated deficit and cash flows for the year ended December 31, 1999 and the period from February 13, 1998 (date of inception) to December 31, 1998. These financial statements are the responsibility of the companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position at December 31, 1999 and 1998, of Bison Valve, LLC and International Propane Products, LLC, and the combined results of their operations and their cash flows for the year ended December 31, 1999 and the period from February 13, 1998 (date of inception) to December 31, 1998 in conformity with generally accepted accounting principles.

                                             ERNST & YOUNG LLP

Winston-Salem, North Carolina
May 7, 2000



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

                                Bison Valve, LLC
                     and International Propane Products, LLC


                             Combined Balance Sheets


                                                             DECEMBER 31
                                                        1999            1998
                                                    --------------------------

ASSETS
Current assets:
   Cash and cash equivalents                        $   218,034    $    99,025
   Accounts receivable, less allowance of $5,000          5,950         28,218
   Inventories                                          150,112        314,675
   Prepaid expenses and other current assets             17,959         84,934
                                                    --------------------------
Total current assets                                    392,055        526,852

Property and equipment, net                              56,471         94,000


                                                    --------------------------
                                                    $   448,526    $   620,852
                                                    ==========================


LIABILITIES AND MEMBER'S DEFICIT
Current liabilities:
   Accounts payable                                 $   463,543    $   338,258
   Accrued expenses                                      97,618         80,957
   Amounts payable to Blue Rhino Corporation            274,650      1,046,003
   Note payable to Blue Rhino Corporation                    --        635,000
   Notes payable - member                             1,907,192             --
                                                    --------------------------
Total current liabilities                             2,743,003      2,100,218

Member's Deficit:
   Members equity contribution                            2,000          2,000
   Accumulated deficit                               (2,296,477)    (1,481,366)
                                                    --------------------------
                                                     (2,294,477)    (1,479,366)


                                                    --------------------------
                                                    $   448,526    $   620,852
                                                    ==========================


See accompanying notes.


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

                                Bison Valve, LLC
                     and International Propane Products, LLC


                     Combined Statements of Operations and
                         Changes in Accumulated Deficit

                                                             PERIOD FROM
                                             YEAR ENDED   FEBRUARY 13, 1998 TO
                                             DECEMBER 31     DECEMBER 31
                                                1999              1998
                                            -----------------------------


Net sales                                   $ 2,723,907       $   275,909
Cost of sales                                 2,032,275           423,759
                                            -----------------------------
                                                691,632          (147,850)
Operating expenses:
   Selling, general and administrative       (1,468,098)       (1,285,539)
   Royalty and other expenses                   (32,359)               --
                                            -----------------------------
                                             (1,500,457)       (1,285,539)

Operating loss                                 (808,825)       (1,433,389)

Non-operating income (expense):
   Interest expense, net                        (96,286)          (47,977)
   Gain on the sale of assets                 1,833,147                --
                                            -----------------------------

Net income (loss)                               928,036        (1,481,366)

Accumulated deficit, beginning of
   period                                    (1,481,366)               --

Distribution to member                       (1,743,147)               --
                                           -----------------------------

Accumulated deficit, end of period          $(2,296,477)      $(1,481,366)
                                            =============================


See accompanying notes.


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

            Bison Valve, LLC and International Propane Products, LLC

                        Combined Statements of Cash Flows


                                                                 PERIOD FROM
                                                  YEAR ENDED   FEBRUARY 13, 1998
                                                  DECEMBER 31   TO DECEMBER 31
                                                     1999            1998
                                                  ------------------------------
OPERATING ACTIVITIES
Net income (loss)                                 $   928,036     $(1,481,366)
Adjustments to reconcile net income (loss) to
   net cash used in operating activities:
     Depreciation                                      15,729           8,609
     Gain on the sale of assets                    (1,833,147)             --
     Changes in operating assets and liabilities:
       Accounts receivable                             22,268         (28,218)
       Inventories                                    164,563        (314,675)
       Prepaid expenses and other current assets       66,975         (84,934)
       Accounts payable                               125,475         338,258
       Accrued expenses                                16,661          80,957
       Amounts payable to Blue Rhino Corporation     (771,353)      1,046,003
                                                  ---------------------------
Net cash used in operating activities              (1,264,793)       (435,366)

INVESTING ACTIVITIES
Purchases of property and equipment                   (50,243)       (102,609)
Proceeds from the sale of assets                    1,905,000              --
                                                  ---------------------------
Net cash provided by (used in) investing
   activities                                       1,854,757        (102,609)

FINANCING ACTIVITIES
Proceeds from (payments on) note payable to
   Blue Rhino Corporation                            (635,000)        635,000
Notes payable - member                              1,907,192              --
Proceeds from the issuance of member units                 --           2,000
Distribution to member                             (1,743,147)             --
                                                  ---------------------------
Net cash provided by (used in) financing
   activities                                        (470,955)        637,000
                                                  ---------------------------

Increase in cash and cash equivalents                 119,009          99,025
Cash and cash equivalents at beginning of year         99,025              --
                                                  ---------------------------
Cash and cash equivalents at end of year          $   218,034     $    99,025
                                                  ===========================

See accompanying notes.


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

            Bison Valve, LLC and International Propane Products, LLC

                     Notes to Combined Financial Statements

                                December 31, 1999


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Bison Valve, LLC ("Bison") designs and distributes overfill prevention devices ("OPD") for propane cylinders. International Propane Products, LLC ("IPP") designs and distributes outdoor patio heaters and brass valves for propane cylinders. The companies began operations on February 13, 1998.

PRINCIPLES OF CONSOLIDATION

The combined financial statements include the accounts of Bison and IPP, hereafter referred to as the "Company", which are both owned and controlled by a sole member. All significant intercompany transactions have been eliminated.

CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

INVENTORIES

Inventories are stated at the lower of cost or market. Cost is computed on an average cost method.

PROPERTY AND EQUIPMENT

Property and equipment is carried at cost less allowances for depreciation. Depreciation is computed using accelerated methods over the estimated useful lives ranging from five to seven years.

The Company periodically assesses the realizability of its long-lived assets and evaluates such assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Impairment is determined to exist if estimated future cash flows, undiscounted and without interest charges, are less than the carrying amount or if the estimated net realizable value is less than the carrying amount.


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

            Bison Valve, LLC and International Propane Products, LLC

             Notes to Consolidated Financial Statements (continued)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


INCOME TAXES

The Companies are considered partnerships for federal and state income tax reporting purposes. As a result, the Companies results of operations are included in the income tax returns of its sole member. Accordingly, the combined financial statements do not include a provision for income taxes.

CREDIT RISK

Financial investments that potentially subject the Company to concentrations of credit risk consist primarily of customer receivables. As of December 31, 1999 and 1998, one customer, Blue Rhino Corporation, accounted for substantially all sales.

REVENUE RECOGNITION

Revenue and associated costs are recognized when goods are shipped to customers.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

                                                            DECEMBER 31
                                                        1999            1998
                                                    -------------------------

Office furniture and equipment                      $  33,519       $  22,254
Machinery and equipment                                25,000          68,562
Vehicles                                               11,390          11,390
                                                    -------------------------
                                                       69,909         102,206
Less accumulated depreciation and amortization        (13,438)         (8,206)
                                                    -------------------------
                                                    $  56,471       $  94,000
                                                    =========================


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            Bison Valve, LLC and International Propane Products, LLC

             Notes to Consolidated Financial Statements (continued)


3. NOTES PAYABLE

The Company had a $635,000 note payable plus $54,125 accrued interest due to Blue Rhino Corporation outstanding as of December 31, 1998. Interest accrued at the rate of 9.5% per annum. At the option of Blue Rhino, the note plus accrued interest was convertible into 65% of the membership units of Bison Valve, LLC, at $1 per unit. See Note 5.

Notes payable - member, in the amount of $1,907,192, consist of advances from the sole member and President of the Company. Advances are due upon demand and bear interest at 8.0%.

4. LEASES

The Company has an operating lease related to the office and warehouse facility. The lease of the facility is for a period of one year beginning August 1, 1998, with an option to extend the agreement an additional three years. Rent expense amounted to $65,460 and $43,415 for the years ended December 31, 1999 and 1998 respectively.

Future minimum commitments under the operating lease are summarized as follows as of December 31, 2000:

         2000                                          $27,545
                                                       -------
         Total minimum lease payments                  $27,545
                                                       =======


The lease provides for the Company to pay minor maintenance, insurance and other costs applicable to the leased premises.

5. SALE OF BISON VALVE ASSETS

On September 17, 1999, Blue Rhino Corporation contracted for the acquisition of certain assets related to the overfill prevention device ("OPD") developed and distributed by Bison Valve. The acquired assets included OPD molds, dies, and all intellectual property relating to the OPD developed by Bison Valve and its sole member, which included two patent applications on the OPD. The purchase price included $1,905,000 in cash and a ten year warrant to purchase 100,000 shares of Blue Rhino Corporation's common stock at an exercise price equal to $7.40 per share. Also included in the purchase agreement is a provision to pay the sole member and President of Bison Valve between 2 1/2% and 12% of future sales of OPDs based on gross margins for the life of the patents. The sale resulted in a $1,833,147 gain for the Company.



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            Bison Valve, LLC and International Propane Products, LLC

             Notes to Consolidated Financial Statements (continued)


6. SALE OF ASSETS OF IPP

On March 31, 2000, Blue Rhino acquired certain assets and assumed certain liabilities of IPP for a purchase price of approximately $4.1 million. The acquired assets included all assets of IPP directly relating to the outdoor patio heater and brass valves for propane cylinder businesses, including certain intellectual properties. The purchase price included issuance of $1.1 million of Blue Rhino Corporation's common stock, cash in the amount of $2.9 million, and a minimum royalty payment of $130,000. The agreement provides for the sole member and President of IPP to receive a deferred purchase price of 1% of the net sales of patio heaters for a minimum of five years, with a minimum deferred payment of $130,000.

With the consummation of the sale of assets of both Bison and IPP, the combined entities have sold all operating assets.


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